Supplemental Financial Information Fourth Quarter 2023 investors.ironmountain.com

Table of Contents Section I - Q4 Earnings Press Release Q4 2023 Earnings Press Release 3 Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Full Year Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 11 Quarterly Consolidated Statements of Operations 12 Full Year Consolidated Statements of Operations 13 Quarterly and Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Quarterly and Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO 16 Full Year Reconciliation of Net Income (Loss) to FFO and AFFO 18 Reconciliation of Net Income (Loss) to FFO and AFFO (Recast to updated calculation) 20 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 21 Full Year Storage and Service Business Detail 22 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 23 Facility Lease Expirations 23 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 24 Data Center Operating Portfolio and Total Potential Capacity 25 Data Center Expansion and Development Activity 26 Section VIII - Capitalization and Debt Maturity Profile Capitalization 27 Total Borrowings Maturity Schedule 27 Debt Maturity Profile 27 Section IX - Capital Expenditures Quarterly and Full Year Capital Expenditures and Investments 28 Section X - Appendix and Definitions Appendix and Definitions 29 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended December 31, 2023 unless noted Unaudited investors.ironmountain.com Q4 2023 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q4 Earnings Press Release

Iron Mountain Reports Fourth Quarter and Full Year 2023 Results

-- Net Income of $29 million; Achieves record quarterly and full year Revenue and Adjusted EBITDA --

-- Data Center: Leased 124 megawatts for the full year 2023 --

-- Issues Strong 2024 Guidance with Revenue Growth of 10-12% --

PORTSMOUTH, N.H. – February 22, 2024 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the fourth quarter and full year 2023. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are pleased to report outstanding performance in both the fourth quarter and the full year, again resulting in all-time record Revenue and Adjusted EBITDA," said William L. Meaney, President and CEO of Iron Mountain. "We are well positioned to continue our growth trajectory in 2024, which is reflected in our financial guidance for double digit revenue growth. Our Project Matterhorn initiative is propelling us on our growth journey, and our team's unwavering customer-first mindset continues to flourish as we grow our portfolio of products to meet our customers' needs. We are also pleased to confirm that our acquisition of Regency Technologies closed in early January; this acquisition continues to build on our leadership in Asset Lifecycle Management."

Financial Performance Highlights for the Fourth Quarter and Full Year 2023

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Full Year		Y/Y % Change	
	12/31/23	12/31/22	Reported $	Constant Fx	12/31/23	12/31/22	Reported $	Constant Fx
Storage Rental Revenue	$871	$769	13%	12%	$3,371	$3,034	11%	11%
Service Revenue	$549	$510	8%	7%	$2,109	$2,070	2%	2%
Total Revenue	**$1,420**	**$1,279**	**11%**	**10%**	**$5,480**	**$5,104**	**7%**	**8%**
Net Income	$29	$126	(77)%		$187	$562	(67)%	
Reported EPS	$0.10	$0.42	(76)%		$0.63	$1.90	(67)%	
Adjusted EPS	$0.52	$0.43	21%		$1.82	$1.79	2%	
Adjusted EBITDA	$525	$472	11%	10%	$1,962	$1,827	7%	8%
Adjusted EBITDA Margin	*37.0%*	*36.9%*	*10 bps*		*35.8%*	*35.8%*	—	
AFFO (Updated Calculation)	$328	$299	10%		$1,211	$1,151	5%	
AFFO per share (Updated Calculation)	$1.11	$1.02	9%		$4.12	$3.93	5%	
AFFO (Prior Calculation)	$317	$287	10%		$1,168	$1,110	5%	
AFFO per share (Prior Calculation)	$1.07	$0.98	9%		$3.97	$3.80	4%	

For details on our updated AFFO calculation, please see page 4.

- Total reported revenues for the fourth quarter were $1.4 billion, compared with $1.3 billion in the fourth quarter of 2022, an increase of 11.0%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 10.0% compared to the prior year, driven by a 12.0% increase in storage rental revenue. Service revenue growth increased 8.8% on a constant currency basis excluding the ALM business. For the full year, total reported revenues increased 7.4%, or 7.6% excluding the impact of Fx.
- Net Income for the fourth quarter was $29.2 million, compared with $125.7 million in the fourth quarter of 2022. For the full year, net income was $187.3 million, compared with $562.1 million in 2022, primarily driven by higher levels of restructuring and other transformation costs, lower gains on asset recycling as compared to the full year of 2022, and the negative impact from changes in foreign exchange rates.
- Adjusted EBITDA for the fourth quarter was $525.2 million, compared with $471.9 million in the fourth quarter of 2022, an increase of 11.3%. On a constant currency basis, Adjusted EBITDA increased by 10.3% in the fourth quarter, driven by the increase in storage rental revenue and data center commencements. On a constant currency basis, full year Adjusted EBITDA increased 7.5%.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q4 Earnings Press Release

- FFO (Normalized) per share was $0.83 for the fourth quarter, compared with $0.74 in the fourth quarter of 2022. For the full year, FFO (Normalized) per share was $3.04, compared with $2.93 in 2022, or an increase of 3.8%.
- AFFO was $327.6 million for the fourth quarter, compared with $298.5 million in the fourth quarter of 2022, an increase of 10%. For the full year, AFFO was $1.21 billion, compared with $1.15 billion in 2022, or an increase of 5%. Effective Q4 2023, our AFFO definition has been updated to exclude amortization of capitalized commissions. With this change, our calculation more accurately represents our funds available to support growth, and is more comparable to our peers, including those in the data center industry. The updated calculation has resulted in an $11.0 million increase to AFFO in the fourth quarter and a $43.4 million increase for the full year. For comparability to our previously issued financial guidance, please see the above table which includes the AFFO results based on both our updated and prior calculations.
- AFFO per share was $1.11 for the fourth quarter, compared with $1.02 in the fourth quarter of 2022. For the full year, AFFO per share was $4.12, compared with $3.93 in 2022 or an increase of 5%. Effective Q4 2023, our AFFO definition has been updated to exclude amortization of capitalized commissions. With this change, our calculation is more comparable to our peers, including those in the data center industry. The updated calculation has resulted in a $0.04 increase to AFFO per share in the fourth quarter and a $0.15 increase to AFFO per share for the full year. For comparability to our previously issued financial guidance, please see the above table which includes the AFFO per share results based on both our updated and prior calculations.

Dividend

On February 22, 2024, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.65 per share for the first quarter. The first quarter 2024 dividend is payable on April 4, 2024, for shareholders of record on March 15, 2024.

Guidance

Iron Mountain issued full year 2024 guidance; details are summarized in the table below.

2024 Guidance(1)

($ in millions, except per share data)	2024 Guidance	Y/Y % Change at Midpoint
Total Revenue	$6,000 - $6,150	11%
Adjusted EBITDA	$2,175 - $2,225	12%
AFFO	$1,300 - $1,335	9%
AFFO Per Share	$4.39 - $4.51	8%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. AFFO and AFFO per share are presented based on our updated calculation, and growth is calculated on a comparable basis.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a global leader in information management services. Founded in 1951 and trusted by more than 240,000 customers worldwide, Iron Mountain serves to protect and elevate the power of our customers' work. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on X (formerly Twitter) and LinkedIn.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Gillian Tiltman Erika Crabtree SVP, Head of Investor Relations Manager, Investor Relations Gillian.Tiltman@ironmountain.com Erika.Crabtree@ironmountain.com (617) 286-4881 (617) 535-2845 Section I - Q4 Earnings Press Release investors.ironmountain.com Q4 2023 Supplemental Financial Information 5

IRON MOUNTAIN
Section II - Financial Highlights and Organic Growth

Financial Highlights

	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Storage Rental Revenue	$871,144	$858,656	$830,756	$810,089	$769,457
Service Revenue	$548,685	$529,519	$527,180	$504,260	$509,592
Total Revenues	**$1,419,829**	**$1,388,175**	**$1,357,936**	**$1,314,349**	**$1,279,049**
Adjusted EBITDA	$525,249	$499,962	$475,658	$460,808	$471,923
Adjusted EBITDA Margin	37.0 %	36.0 %	35.0 %	35.1 %	36.9 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$28,482	$91,043	$114	$64,595	$122,437
Reported EPS - Fully Diluted	$0.10	$0.31	$0.00	$0.22	$0.42
Adjusted EPS	$0.52	$0.45	$0.40	$0.42	$0.43
FFO (Normalized)	$246,005	$223,080	$208,113	$207,392	$216,182
FFO (Normalized) per Share	$0.83	$0.76	$0.71	$0.71	$0.74
AFFO (Updated Calculation)	$327,634	$301,201	$287,090	$295,242	$298,523
AFFO per Share (Updated Calculation)	$1.11	$1.02	$0.98	$1.01	$1.02
TTM AFFO Payout Ratio (Updated Calculation)	61.6 %	62.2 %	61.5 %	61.7 %	62.9 %
AFFO (Prior Calculation)	$316,588	$290,136	$277,029	$284,000	$286,791
AFFO per Share (Prior Calculation)	$1.07	$0.99	$0.94	$0.97	$0.98
TTM AFFO Payout Ratio (Prior Calculation)	63.9 %	64.6 %	63.9 %	64.1 %	65.2 %
Dividend per Share	$0.65	$0.65	$0.62	$0.62	$0.62
Weighted Average Common Shares Outstanding - Diluted	295,014	294,269	293,527	293,049	292,892
Net Lease-Adjusted Leverage Ratio	5.1x	5.1x	5.1x	5.1x	5.1x

Operating Highlights

	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Organic Storage Rental Revenue Growth	10.4 %	9.7 %	10.8 %	11.1 %	11.0 %
Organic Service Revenue Growth	6.2 %	(0.6)%	(1.4)%	2.0 %	11.8 %
Total Volume - Storage	731,541	731,263	730,767	730,136	729,284
Storage Facility Capacity Utilization	79.6 %	79.4 %	79.6 %	79.5 %	79.3 %
Records Management Retention Rate	92.9 %	93.0 %	92.8 %	93.0 %	93.3 %
Storage Revenue / Sq. Ft.	$9.15	$9.00	$8.78	$8.64	$8.34
Storage NOI / Sq. Ft.	$7.37	$7.23	$7.10	$7.00	$6.84
Data Center:					
Leasable Megawatts	255.4	225.2	221.2	206.9	191.6
Leased % - Stabilized	95.4 %	94.6 %	94.7 %	94.3 %	92.6 %
Leased % - Total	93.3 %	91.8 %	92.2 %	92.2 %	91.6 %
Kilowatts Leased - New/Expansion	4,535	65,355	2,690	51,770	13,657
Churn	1.7 %	1.0 %	1.4 %	1.5 %	0.2 %
Number of Facilities	26	24	24	24	21
Number of Markets	21	21	19	19	19

investors.ironmountain.com
Q4 2023 Supplemental Financial Information
6

Organic Revenue Growth (1) Q4 2023 Q3 2023 Full Year 2023 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 13.2% 12.0% 10.4% 12.9% 11.6% 9.7% 11.1% 11.2% 10.5% Service 7.7% 6.8% 6.2% 0.6% (0.1)% (0.6)% 1.9% 2.2% 1.6% Total Revenues 11.0% 10.0% 8.7% 7.9% 6.8% 5.5% 7.4% 7.6% 6.9% Total Organic Revenue Growth 10.0% 12.8% 14.1% 11.3% 7.5% 5.7% 5.5% 8.7% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 0.0% 4.0% 8.0% 12.0% 16.0% Organic Storage Rental Revenue Growth 6.8% 8.2% 9.7% 11.0% 11.1% 10.8% 9.7% 10.4% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Organic Service Revenue Growth 16.1% 21.1% 21.8% 11.8% 2.0% (1.4)% (0.6)% 6.2% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 (10.0)% 0.0% 10.0% 20.0% 30.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q4 2023 Supplemental Financial Information 7

Global Storage Volume Global RIM Corporate and Other Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 500,000 550,000 600,000 650,000 700,000 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Global RIM 711,549 722,582 721,945 723,331 725,665 727,496 724,480 724,926 725,510 (1) 725,907 726,048 Corporate and Other 4,223 4,250 4,301 4,322 4,336 4,715 4,804 5,210 5,256 5,356 5,493 Total Volume - Storage 715,772 726,831 726,246 727,653 730,002 732,211 729,284 730,136 730,767 731,263 731,541 Business acquisitions during the quarter (2) 5,020 10,743 — — — 143 — — — — — (1) On June 29, 2023, we acquired 100% interest in Clutter Intermediate, Inc. and control of all assets of the related Clutter joint venture, of which we had a preexisting relationship. The volume associated with this business both prior and subsequent to our acquisition is substantially consistent. (2) Volume acquired through acquisition in the quarter; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q4 2023 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance

	Q4 2023	Q3 2023	Q4 2022	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business						
Storage Rental	$723,112	$719,560	$656,721	10.1%	9.0%	8.1%
Service	469,619	463,092	427,924	9.7%	8.9%	8.9%
Total Revenues	$1,192,731	$1,182,652	$1,084,645	10.0%	9.0%	8.5%
Adjusted EBITDA	**$533,643**	**$516,548**	**$485,563**			
Adjusted EBITDA Margin	*44.7 %*	*43.7 %*	*44.8 %*			
Global Data Center Business						
Storage Rental	$131,986	$123,655	$98,661	33.8%	31.7%	26.0%
Service	5,167	3,880	5,081	1.7%	(0.7)%	(0.3)%
Total Revenues	$137,153	$127,535	$103,742	32.2%	30.1%	24.7%
Adjusted EBITDA	**$58,285**	**$53,216**	**$48,678**			
Adjusted EBITDA Margin	*42.5 %*	*41.7 %*	*46.9 %*			
Corporate and Other						
Storage Rental	$16,046	$15,441	$14,075	14.0%	13.0%	6.5%
Service	73,899	62,547	76,587	(3.5)%	(4.2)%	(9.4)%
Total Revenues	$89,946	$77,988	$90,661	(0.8)%	(1.5)%	(6.9)%
Adjusted EBITDA	**$(66,679)**	**$(69,802)**	**$(62,318)**			
Total Consolidated						
Storage Rental	$871,144	$858,656	$769,457	13.2%	12.0%	10.4%
Service	548,685	529,519	509,592	7.7%	6.8%	6.2%
Total Revenues	$1,419,829	$1,388,175	$1,279,049	11.0%	10.0%	8.7%
Adjusted EBITDA	**$525,249**	**$499,962**	**$471,923**			
Adjusted EBITDA Margin	*37.0 %*	*36.0 %*	*36.9 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 9

IRON MOUNTAIN
Section III - Operational Metrics

Full Year Operating Performance

	Full Year 2023	Full Year 2022	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (1)
Global RIM Business					
Storage Rental	$2,834,352	$2,606,721	8.7%	9.0%	8.6%
Service	1,827,424	1,688,394	8.2%	8.6%	9.1%
Total Revenues	$4,661,776	$4,295,115	8.5%	8.8%	8.8%
Adjusted EBITDA	**$2,027,037**	**$1,887,589**			
Adjusted EBITDA Margin	*43.5 %*	*43.9 %*			
Global Data Center Business					
Storage Rental	$474,066	$372,208	27.4%	26.4%	23.4%
Service	20,960	28,917	(27.5)%	(28.2)%	(27.9)%
Total Revenues	$495,026	$401,125	23.4%	22.4%	19.7%
Adjusted EBITDA	**$215,945**	**$175,622**			
Adjusted EBITDA Margin	*43.6 %*	*43.8 %*			
Corporate and Other					
Storage Rental	$62,227	$55,094	12.9%	12.7%	8.1%
Service	261,260	352,240	(25.8)%	(25.8)%	(31.1)%
Total Revenues	$323,487	$407,334	(20.6)%	(20.6)%	(25.8)%
Adjusted EBITDA	**$(281,305)**	**$(236,154)**			
Total Consolidated					
Storage Rental	$3,370,645	$3,034,023	11.1%	11.2%	10.5%
Service	2,109,644	2,069,551	1.9%	2.2%	1.6%
Total Revenues	$5,480,289	$5,103,574	7.4%	7.6%	6.9%
Adjusted EBITDA	**$1,961,677**	**$1,827,057**			
Adjusted EBITDA Margin	*35.8 %*	*35.8 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 10

Consolidated Balance Sheets 12/31/2023 12/31/2022 ASSETS Current Assets: Cash and Cash Equivalents $222,789 $141,797 Accounts Receivable, Net 1,259,826 1,174,915 Prepaid Expenses and Other 252,930 230,433 Total Current Assets $1,735,545 $1,547,145 Property, Plant and Equipment: Property, Plant and Equipment $10,373,989 $9,025,765 Less: Accumulated Depreciation (4,059,120) (3,910,321) Property, Plant and Equipment, Net $6,314,869 $5,115,444 Other Assets, Net: Goodwill $5,017,912 $4,882,734 Customer and Supplier Relationships and Other Intangible Assets 1,279,800 1,423,145 Operating Lease Right-of-Use Assets 2,696,024 2,583,704 Other 429,652 588,342 Total Other Assets, Net $9,423,388 $9,477,925 Total Assets $17,473,802 $16,140,514 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $120,670 $87,546 Accounts Payable 539,594 469,198 Accrued Expenses and Other Current Liabilities 1,250,259 1,031,910 Deferred Revenue 325,665 328,910 Total Current Liabilities $2,236,188 $1,917,564 Long-term Debt, Net of Current Portion 11,812,500 10,481,449 Long-term Operating Lease Liabilities, Net of Current Portion 2,562,394 2,429,167 Other Long-term Liabilities 237,590 317,376 Deferred Income Taxes 235,410 263,005 Redeemable Noncontrolling Interests 177,947 95,160 Total Long-term Liabilities $15,025,841 $13,586,157 Total Liabilities $17,262,029 $15,503,721 Equity Total Equity $211,773 $636,793 Total Liabilities and Equity $17,473,802 $16,140,514 Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2023 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Consolidated Statements of Operations

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Revenues:					
Storage Rental	$871,144	$858,656	1.5 %	$769,457	13.2 %
Service	548,685	529,519	3.6 %	509,592	7.7 %
Total Revenues	**$1,419,829**	**$1,388,175**	**2.3 %**	**$1,279,049**	**11.0 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$601,329	$592,201	1.5 %	$539,982	11.4 %
Selling, General and Administrative	314,932	315,030	—	279,161	12.8 %
Depreciation and Amortization	199,941	198,757	0.6 %	190,649	4.9 %
Acquisition and Integration Costs	12,860	9,909	29.8 %	9,653	33.2 %
Restructuring and Other Transformation	53,853	38,861	38.6 %	38,551	39.7 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	6,157	(4,416)	n/a	(27,144)	(122.7)%
Total Operating Expenses	**$1,189,072**	**$1,150,342**	**3.4 %**	**$1,030,852**	**15.3 %**
Operating Income (Loss)	**$230,757**	**$237,833**	**(3.0)%**	**$248,197**	**(7.0)%**
Interest Expense, Net	151,784	152,801	(0.7)%	136,748	11.0 %
Other Expense (Income), Net	40,761	(16,271)	n/a	(31,597)	n/a
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$38,212**	**$101,303**	**(62.3)%**	**$143,046**	**(73.3)%**
Provision (Benefit) for Income Taxes	9,018	9,912	(9.0)%	17,392	(48.1)%
Net Income (Loss)	**$29,194**	**$91,391**	**(68.1)%**	**$125,654**	**(76.8)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	712	348	104.6 %	3,216	(77.9)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$28,482**	**$91,043**	**(68.7)%**	**$122,437**	**(76.7)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.10	$0.31	(67.7)%	$0.42	(76.2)%
Diluted	$0.10	$0.31	(67.7)%	$0.42	(76.2)%
Weighted Average Common Shares Outstanding - Basic	292,328	292,148	0.1 %	291,227	0.4 %
Weighted Average Common Shares Outstanding - Diluted	295,014	294,269	0.3 %	292,892	0.7 %

investors.ironmountain.com Q4 2023 Supplemental Financial Information 12

Full Year Consolidated Statements of Operations Full Year 2023 Full Year 2022 % Change Revenues: Storage Rental $3,370,645 $3,034,023 11.1 % Service 2,109,644 2,069,551 1.9 % Total Revenues $5,480,289 $5,103,574 7.4 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,357,800 $2,189,120 7.7 % Selling, General and Administrative 1,236,287 1,140,577 8.4 % Depreciation and Amortization 776,159 727,595 6.7 % Acquisition and Integration Costs 25,875 47,746 (45.8) % Restructuring and Other Transformation 175,215 41,933 n/a (Gain) Loss on Disposal/Write-Down of PP&E, Net (12,825) (93,268) (86.2) % Total Operating Expenses $4,558,511 $4,053,703 12.5 % Operating Income (Loss) $921,778 $1,049,871 (12.2) % Interest Expense, Net 585,932 488,014 20.1 % Other Expense (Income), Net 108,640 (69,781) n/a Net Income (Loss) Before Provision (Benefit) for Income Taxes $227,206 $631,638 (64.0) % Provision (Benefit) for Income Taxes 39,943 69,489 (42.5) % Net Income (Loss) $187,263 $562,149 (66.7) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 3,029 5,168 (41.4) % Net Income (Loss) Attributable to Iron Mountain Incorporated $184,234 $556,981 (66.9) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.63 $1.92 (67.2) % Diluted $0.63 $1.90 (66.8) % Weighted Average Common Shares Outstanding - Basic 291,936 290,812 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,965 292,444 0.5 % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2023 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Net Income	**$29,194**	**$91,391**	**(68.1)%**	**$125,654**	**(76.8)%**
Add / (Deduct):					
Interest Expense, Net	151,784	152,801	(0.7)%	136,748	11.0 %
Provision (Benefit) for Income Taxes	9,018	9,912	(9.0)%	17,392	(48.1)%
Depreciation and Amortization	199,941	198,757	0.6 %	190,649	4.9 %
Acquisition and Integration Costs	12,860	9,909	29.8 %	9,653	33.2 %
Restructuring and Other Transformation	53,853	38,861	38.6 %	38,551	39.7 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	6,157	(4,416)	n/a	(27,144)	(122.7)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	40,332	(17,626)	n/a	(34,455)	n/a
Stock-Based Compensation Expense	20,604	18,313	12.5 %	10,938	88.4 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,506	2,060	(26.9)%	3,937	(61.7)%
Adjusted EBITDA	**$525,249**	**$499,962**	**5.1 %**	**$471,923**	**11.3 %**

Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Full Year 2023	Full Year 2022	% Change
Net Income	**$187,263**	**$562,149**	**(66.7)%**
Add / (Deduct):			
Interest Expense, Net	585,932	488,014	20.1 %
Provision (Benefit) for Income Taxes	39,943	69,489	(42.5)%
Depreciation and Amortization	776,159	727,595	6.7 %
Acquisition and Integration Costs	25,875	47,746	(45.8)%
Restructuring and Other Transformation	175,215	41,933	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(12,825)	(93,268)	(86.2)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	98,891	(83,268)	n/a
Stock-Based Compensation Expense	73,799	56,861	29.8 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	11,425	9,806	16.5 %
Adjusted EBITDA	**$1,961,677**	**$1,827,057**	**7.4 %**

investors.ironmountain.com
Q4 2023 Supplemental Financial Information
14

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.10**	**$0.31**	**(67.7)%**	**$0.42**	**(76.2)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.04	0.03	33.3 %	0.03	33.3 %
Restructuring and Other Transformation	0.18	0.13	38.5 %	0.13	38.5 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.02	(0.02)	n/a	(0.09)	(122.2)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.14	(0.06)	n/a	(0.12)	n/a
Stock-Based Compensation Expense	0.07	0.06	16.7 %	0.04	75.0 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.02	(50.0)%	0.03	(66.7)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.04)	(0.03)	33.3 %	(0.02)	100.0 %
Net Income Attributable to Noncontrolling Interests	—	—	n/a	0.01	(100.0)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.52**	**$0.45**	**15.6 %**	**$0.43**	**20.9 %**

Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Full Year 2023	Full Year 2022	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.63**	**$1.90**	**(66.8)%**
Add / (Deduct):			
Acquisition and Integration Costs	0.09	0.16	(43.8)%
Restructuring and Other Transformation	0.60	0.14	n/a
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	—	0.02	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.04)	(0.31)	(87.1)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.34	(0.28)	n/a
Stock-Based Compensation Expense	0.25	0.19	31.6 %
Non-Cash Amortization Related to Derivative Instruments	0.07	0.03	133.3 %
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.12)	(0.08)	50.0 %
Net Income Attributable to Noncontrolling Interests	0.01	0.02	(50.0)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.82**	**$1.79**	**1.7 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three and twelve months ended December 31, 2023 and 2022 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters and years ended December 31, 2023 and 2022 was 12.3% and 15.2%, respectively, and the quarter ended September 30, 2023 was 13.3%. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment.

investors.ironmountain.com
Q4 2023 Supplemental Financial Information
15

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Net Income	**$29,194**	**$91,391**	**(68.1)%**	**$125,654**	**(76.8)%**
Add / (Deduct):					
Real Estate Depreciation (1)	83,928	80,430	4.4 %	78,902	6.4 %
Loss (Gain) on Sale of Real Estate, Net of Tax	193	750	(74.3)%	(29,629)	(100.7)%
Data Center Lease-Based Intangible Assets Amortization (2)	3,804	7,482	(49.2)%	5,106	(25.5)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	853	679	25.6 %	—	—
FFO (Nareit)	**$117,972**	**$180,732**	**(34.7)%**	**$180,033**	**(34.5)%**
Add / (Deduct):					
Acquisition and Integration Costs	12,860	9,909	29.8 %	9,653	33.2 %
Restructuring and Other Transformation	53,853	38,861	38.6 %	38,551	39.7 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	6,290	(5,116)	n/a	2,138	194.3 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	40,332	(17,626)	n/a	(34,455)	n/a
Stock-Based Compensation Expense	20,604	18,313	12.5 %	10,938	88.4 %
Non-Cash Amortization Related to Derivative Instruments	4,176	5,270	(20.8)%	9,100	(54.1)%
Real Estate Financing Lease Depreciation	3,022	3,001	0.7 %	2,970	1.8 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(13,050)	(10,220)	27.7 %	(5,043)	158.8 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(56)	(44)	27.3 %	2,297	(102.4)%
FFO (Normalized)	**$246,005**	**$223,080**	**10.3 %**	**$216,182**	**13.8 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.40	$0.61	(34.4)%	$0.61	(34.4)%
FFO (Normalized)	$0.83	$0.76	9.2 %	$0.74	12.2 %
Weighted Average Common Shares Outstanding - Basic	292,328	292,148	0.1 %	291,227	0.4 %
Weighted Average Common Shares Outstanding - Diluted	295,014	294,269	0.3 %	292,892	0.7 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 16

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (Continued)

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
FFO (Normalized)	**$246,005**	**$223,080**	**10.3 %**	**$216,182**	**13.8 %**
Add / (Deduct):					
Non-Real Estate Depreciation	51,572	49,500	4.2 %	46,486	10.9 %
Amortization Expense (1)	57,613	58,344	(1.3)%	57,186	0.7 %
Amortization of Deferred Financing Costs	3,278	5,485	(40.2)%	4,508	(27.3)%
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,829	1,715	6.6 %	2,587	(29.3)%
Non-Cash Rent Expense (Income)	4,982	6,119	(18.6)%	6,024	(17.3)%
Reconciliation to Normalized Cash Taxes	7,090	(8,364)	(184.8)%	916	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	181	182	(0.5)%	974	(81.4)%
Less:					
Recurring Capital Expenditures	44,916	34,861	28.8 %	36,340	23.6 %
AFFO	**$327,634**	**$301,201**	**8.8 %**	**$298,523**	**9.8 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$1.11	$1.02	8.8 %	$1.02	8.8 %
Weighted Average Common Shares Outstanding - Basic	292,328	292,148	0.1 %	291,227	0.4 %
Weighted Average Common Shares Outstanding - Diluted	295,014	294,269	0.3 %	292,892	0.7 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. Effective Q4 2023, our AFFO definition has been updated to exclude the amortization of capitalized commissions. Amortization expense of capitalized commissions was $11.0M and $11.7M for quarters ended December 31, 2023 and 2022 respectively, and $11.1M for quarter ended September 30, 2023.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 17

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO Full Year 2023 Full Year 2022 % Change Net Income $187,263 $562,149 (66.7) % Add / (Deduct): Real Estate Depreciation (1) 322,045 307,895 4.6% (Gain) Loss on Sale of Real Estate, Net of Tax (16,656) (94,059) (82.3) % Data Center Lease-Based Intangible Assets Amortization (2) 22,322 16,955 31.7 % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 2,226 — n/a FFO (Nareit) $517,200 $792,940 (34.8) % Add / (Deduct): Acquisition and Integration Costs 25,875 47,746 (45.8) % Restructuring and Other Transformation 175,215 41,933 n/a Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 4,307 1,564 175.4 % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 98,891 (83,268) n/a Stock-Based Compensation Expense 73,799 56,861 29.8 % Non-Cash Amortization Related to Derivative Instruments 21,097 9,100 131.8 % Real Estate Financing Lease Depreciation 12,019 13,197 (8.9) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (35,307) (25,190) 40.2 % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (374) 2,874 (113.0) % FFO (Normalized) $892,722 $857,757 4.1 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.76 $2.71 (35.1) % FFO (Normalized) $3.04 $2.93 3.8 % Weighted Average Common Shares Outstanding - Basic 291,936 290,812 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,965 292,444 0.5% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2023 Supplemental Financial Information 18

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

	Full Year 2023	Full Year 2022	% Change
FFO (Normalized)	**$892,722**	**$857,757**	**4.1 %**
Add / (Deduct):			
Non-Real Estate Depreciation	191,785	157,892	21.5 %
Amortization Expense (1)	227,987	231,656	(1.6)%
Amortization of Deferred Financing Costs	16,859	18,044	(6.6)%
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	7,036	8,119	(13.3)%
Non-Cash Rent Expense (Income)	25,140	19,056	31.9 %
Reconciliation to Normalized Cash Taxes	(14,826)	(3,622)	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	4,868	4,135	17.7 %
Less:			
Recurring Capital Expenditures	140,406	142,496	(1.5)%
AFFO	**$1,211,165**	**$1,150,541**	**5.3 %**
Per Share Amounts (Fully Diluted Shares):			
AFFO Per Share	$4.12	$3.93	4.8 %
Weighted Average Common Shares Outstanding - Basic	291,936	290,812	0.4 %
Weighted Average Common Shares Outstanding - Diluted	293,965	292,444	0.5 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. Effective Q4 2023, our AFFO definition has been updated to exclude the amortization of capitalized commissions. Amortization expense of capitalized commissions was $43.4M and $40.6M for full year 2023 and 2022 respectively.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 19

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Reconciliation of Net Income (Loss) to FFO and AFFO (Recast to Updated Calculation)

	Full Year 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Full Year 2023
Net Income	**$562,149**	**$65,535**	**$1,143**	**$91,391**	**$29,194**	**$187,263**
Add / (Deduct):						
Real Estate Depreciation (1)	307,895	76,129	81,558	80,430	83,928	322,045
(Gain) Loss on Sale of Real Estate, Net of Tax	(94,059)	(15,746)	(1,853)	750	193	(16,656)
Data Center Lease-Based Intangible Assets Amortization (2)	16,955	6,129	4,907	7,482	3,804	22,322
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	—	132	562	679	853	2,226
FFO (Nareit)	**$792,940**	**$132,179**	**$86,317**	**$180,732**	**$117,972**	**$517,200**
Add / (Deduct):						
Acquisition and Integration Costs	47,746	1,595	1,511	9,909	12,860	25,875
Restructuring and Other Transformation	41,933	36,913	45,588	38,861	53,853	175,215
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	1,564	4,550	(1,417)	(5,116)	6,290	4,307
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(83,268)	17,491	58,694	(17,626)	40,332	98,891
Stock-Based Compensation Expense	56,861	12,509	22,373	18,313	20,604	73,799
Non-Cash Amortization Related to Derivative Instruments	9,100	5,834	5,817	5,270	4,176	21,097
Real Estate Financing Lease Depreciation	13,197	2,988	3,008	3,001	3,022	12,019
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(25,190)	(6,893)	(13,278)	(10,220)	(13,050)	(35,307)
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	2,874	226	(500)	(44)	(56)	(374)
FFO (Normalized)	**$857,757**	**$207,392**	**$208,113**	**$223,080**	**$246,005**	**$892,722**
Add / (Deduct):						
Non-Real Estate Depreciation	157,892	40,948	49,765	49,500	51,572	191,785
Amortization Expense	231,656	55,899	56,131	58,344	57,613	227,987
Amortization of Deferred Financing Costs	18,044	4,332	3,763	5,485	3,278	16,859
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	8,119	1,760	1,732	1,715	1,829	7,036
Non-Cash Rent Expense (Income)	19,056	7,436	6,603	6,119	4,982	25,140
Reconciliation to Normalized Cash Taxes	(3,622)	3,157	(8,575)	(8,364)	7,090	(14,826)
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	4,135	1,981	2,525	182	181	4,868
Less:						
Recurring Capital Expenditures	142,496	27,663	32,967	34,861	44,916	140,406
AFFO	**$1,150,541**	**$295,242**	**$287,090**	**$301,201**	**$327,634**	**$1,211,165**
Per Share Amounts (Fully Diluted Shares):						
FFO (Nareit)	$2.71	$0.45	$0.29	$0.61	$0.40	$1.76
FFO (Normalized)	$2.93	$0.71	$0.71	$0.76	$0.83	$3.04
AFFO Per Share	$3.93	$1.01	$0.98	$1.02	$1.11	$4.12
Weighted Average Common Shares Outstanding - Basic	290,812	291,442	291,825	292,148	292,328	291,936
Weighted Average Common Shares Outstanding - Diluted	292,444	293,049	293,527	294,269	295,014	293,965

investors.ironmountain.com
Q4 2023 Supplemental Financial Information
20

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$871,144**	**$858,656**	**1.5 %**	**$769,457**	**13.2 %**
Plus: Terminations/Permanent Withdrawal Fees	9,222	8,725	5.7 %	8,614	7.1 %
Total Revenue from Adjusted Storage Rental Activities	**$880,366**	**$867,381**	**1.5 %**	**$778,071**	**13.1 %**
Less: Storage Rental Expenses					
Storage Rent	120,010	119,371	0.5 %	111,699	7.4 %
Storage Rental Labor	7,489	8,777	(14.7)%	6,847	9.4 %
All Other Storage Costs	138,662	127,187	9.0 %	103,933	33.4 %
Storage Rental Cost of Sales	**$266,161**	**$255,335**	**4.2 %**	**$222,479**	**19.6 %**
Storage Rental Gross Profit	**$614,205**	**$612,046**	**0.4 %**	**$555,591**	**10.5 %**
Storage Rental Gross Margin	*69.8 %*	*70.6 %*	*-80 bps*	*71.4 %*	*-160 bps*
Service Business Detail					
Total Service Revenue	**$548,685**	**$529,519**	**3.6 %**	**$509,592**	**7.7 %**
Less: Terminations/Permanent Withdrawal Fees	9,222	8,725	5.7 %	8,614	7.1 %
Total Revenue from Adjusted Service Activities	**$539,463**	**$520,794**	**3.6 %**	**$500,978**	**7.7 %**
Less: Service Expenses					
Service Rent	6,565	7,233	(9.2)%	2,866	129.1 %
Service Labor	215,310	215,846	(0.2)%	195,678	10.0 %
All Other Service Costs	113,292	113,787	(0.4)%	118,959	(4.8)%
Service Cost of Sales	**$335,167**	**$336,866**	**(0.5)%**	**$317,502**	**5.6 %**
Service Gross Profit	**$204,296**	**$183,928**	**11.1 %**	**$183,476**	**11.3 %**
Service Gross Margin	*37.9 %*	*35.3 %*	*260 bps*	*36.6 %*	*130 bps*

investors.ironmountain.com Q4 2023 Supplemental Financial Information 21

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Full Year Storage Rental and Service Business Detail

	Full Year 2023	Full Year 2022	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$3,370,645**	**$3,034,023**	**11.1 %**
Plus: Terminations/Permanent Withdrawal Fees	33,441	34,168	(2.1)%
Total Revenue from Adjusted Storage Rental Activities	**$3,404,086**	**$3,068,190**	**10.9 %**
Less: Storage Rental Expenses			
Storage Rent	472,994	425,401	11.2 %
Storage Rental Labor	32,500	27,842	16.7 %
All Other Storage Costs	504,353	438,125	15.1 %
Storage Rental Cost of Sales	**$1,009,847**	**$891,367**	**13.3 %**
Storage Rental Gross Profit	**$2,394,239**	**$2,176,823**	**10.0 %**
Storage Rental Gross Margin	*70.3 %*	*70.9 %*	*-60 bps*
Service Business Detail			
Total Service Revenue	**$2,109,644**	**$2,069,551**	**1.9 %**
Less: Terminations/Permanent Withdrawal Fees	33,441	34,168	(2.1)%
Total Revenue from Adjusted Service Activities	**$2,076,203**	**$2,035,384**	**2.0 %**
Less: Service Expenses			
Service Rent	24,997	16,904	47.9 %
Service Labor	858,851	779,378	10.2 %
All Other Service Costs	464,105	501,471	(7.5)%
Service Cost of Sales	**$1,347,953**	**$1,297,753**	**3.9 %**
Service Gross Profit	**$728,250**	**$737,631**	**(1.3)%**
Service Gross Margin	*35.1 %*	*36.2 %*	*-110 bps*

investors.ironmountain.com
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22

IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 9/30/2023 (2)	235	23,795	1,149	74,782	1,384	98,577
Additions & Expansions	1	50	13	387	14	437
Dispositions & Move Outs	(4)	(565)	(17)	(437)	(21)	(1,002)
Total as of 12/31/2023 (3)	**232**	**23,281**	**1,145**	**74,732**	**1,377**	**98,012**
Total %	***16.8 %***	***23.8 %***	***83.2 %***	***76.2 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,962
Chicago	1,282
Boston	1,154
Dallas	966
Houston	873

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (4) (% of total square feet subject to lease)


4.3%
5.5%
5.1%
4.5%
4.9%
6.6%
5.1%
4.7%
5.0%
54.2%
2024
2025
2026
2027
2028
2029
2030
2031
2032
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 10.4 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Reflects adjustments to previous periods due to refinements to real estate basis.
(3) Includes 12 owned data center facilities and 5 leased data center facilities with 2.6M Sq. Ft. and 0.8M Sq. Ft., respectively.
(4) Includes financing and operating lease obligations.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 23

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2024	935	19.5	4.5%	65,564	10.9%
2025	346	36.4	8.4%	86,659	14.5%
2026	242	23.3	5.4%	52,198	8.7%
2027	59	9.7	2.2%	24,459	4.1%
2028	64	58.2	13.4%	74,435	12.4%
2029	15	24.6	5.7%	24,250	4.0%
2030	5	48.6	11.2%	53,808	9.0%
Thereafter	23	213.5	49.2%	217,790	36.4%
Total	**1,689**	**433.8**	**100.0%**	**$599,163**	**100.0%**
WALE:	**8.0 years**				

Data Center Leasing Activity Summary

	Q4 2023				Full Year 2023			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	122	$822	4,535	$181	323	$15,163	124,351	$122
New Built to Suit leases signed	—	—	—	—	—	—	—	—
Commenced leases	122	2,871	30,250	95	313	6,959	70,022	99
Renewed leases	156	1,942	7,903	246	644	8,300	32,538	255
Churn	1.7%				5.7%			
Cash Mark to Market	4.8%				5.3%			
GAAP Mark to Market	9.7%				8.2%			

VA-7 Rendering


IRON MOUNTAIN

investors.ironmountain.com
Q4 2023 Supplemental Financial Information
24

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	79.6%	—	—	14.2	79.6%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	40.5	100.0%	—	—	40.5	100.0%
Scottsdale						
AZS-1	5.7	100.0%	—	—	5.7	100.0%
Denver						
DEN-1	11.3	47.0%	—	—	11.3	47.0%
New Jersey						
NJE-1	16.8	98.2%	4.0	62.5%	20.8	91.3%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	30.0	100.0%	6.0	79.2%	36.0	96.5%
VA-3	10.0	100.0%	—	—	10.0	100.0%
Amsterdam						
AMS-1	13.1	92.2%	—	—	13.1	92.2%
London						
LON-1	8.7	97.5%	—	—	8.7	97.5%
LON-2	9.0	100.0%	—	—	9.0	100.0%
Frankfurt						
FRA-1	9.0	100.0%	—	—	9.0	100.0%
FRA-2	9.8	100.0%	—	—	9.8	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	1.0	45.0%	—	—	1.0	45.0%
India						
Web Werks JV	1.5	100.0%	4.7	30.2%	6.2	47.3%
Total Data Center Properties	**240.8**	**95.4%**	**14.7**	**59.1%**	**255.4**	**93.3%**

Total Potential Capacity - Megawatts

	Q4 2023	Q4 2022
Leasable	255.4	191.6
Under Construction	229.7	172.9
Held for Development	375.7	382.6
Total Data Center Portfolio	**860.8**	**747.1**

investors.ironmountain.com Q4 2023 Supplemental Financial Information 25

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q4 2023 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$10.1	$31.5	$45.0	Q3 2025	Q3 2026	4.6
Phoenix									
AZP-2 Phase 8	6.0	6.0	100.0%	$5.7	$28.1	$39.2	Q1 2024	Q1 2024	1.5
Madrid									
MAD-1 Phase 1	2.0	—	—	$3.6	$8.0	$30.1	Q3 2024	Q3 2025	—
India									
Web Werks JV (1)	6.7	1.8	26.9%	—	—	—			6.8
All Other Facilities	—	1.0	—	—	—	—			19.9
Total Expansion	**19.7**	**8.8**	**44.7%**	**$19.4**	**$67.6**	**$114.3**			**32.8**
New Development									
Phoenix									
AZP-3	—	—	—	—	—	—			36.0
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt									
FRA-1 Phase 2 (2)	9.0	9.0	100.0%	—	—	—	Q1 2024	Q4 2024	—
FRA-1 Phase 3	9.0	9.0	100.0%	—	—	—	Q1 2024	Q2 2027	—
London									
LON-2 Phase 2	9.0	9.0	100.0%	$5.6	$56.7	$61.0	Q1 2024	Q4 2025	—
LON-2 Phase 3	9.0	9.0	100.0%	$6.7	$32.7	$62.8	Q4 2024	Q4 2028	—
LON-3 Future Phases	—	—	—	—	—	—			25.0
Madrid									
MAD-1	—	—	—	—	—	—			76.0
Northern Virginia									
VA-3 Phase 2	34.0	34.0	100.0%	$37.1	$78.1	$204.1	Q4 2024	Q4 2024	—
VA-4 (3)	32.0	32.0	100.0%	$13.4	$28.2	$96.2	Q3 2025	Q3 2025	—
VA-5 (3)	40.0	40.0	100.0%	$18.7	$40.6	$109.5	Q2 2025	Q2 2025	—
VA-6 Phase 1	16.0	16.0	100.0%	$41.5	$64.9	$178.5	Q4 2024	Q4 2024	—
VA-6 Phase 2	16.0	8.0	50.0%	$10.0	$10.0	$111.5	Q1 2025	Q1 2026	—
VA-7	36.0	36.0	100.0%	$3.4	$9.3	$360.0	Q4 2025	Q4 2025	—
VA Future Phases	—	—	—	—	—	—			44.0
India									
Web Werks JV (1)	—	—	—	—	—	—			99.3
Miami									
MIA-1	—	—	—	—	—	—			16.0
Total New Development	**210.0**	**202.0**	**96.2%**	**$136.3**	**$320.5**	**$1,183.6**			**342.9**
Total Development	**229.7**	**210.8**	**91.8%**	**$155.7**	**$388.1**	**$1,297.9**			**375.7**

(1) Represents a consolidated joint venture in India; operating six facilities in six markets.
(2) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.
(3) VA-4/5 are held by a consolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 26

IRON MOUNTAIN
Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Senior Secured Credit Facility	
Capacity	$2,478,125
Outstanding	$228,125
Letters of Credit	$4,821
Remaining Capacity	$2,245,179
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR+CSA)	1.85 %
Weighted Average Interest Rate	7.10 %
Maturity Date	3/18/2027
Credit Facility Fixed Charge Coverage Ratio	2.4x
Net Total Lease-Adjusted Leverage Ratio	5.1x

Total Market Capitalization as of 12/31/2023	
# of Shares Outstanding	292,143
Share Price as of 12/31/23	$69.98
Total Market Capitalization	$20,444,149
Net Debt (1)	$11,811,833
Total Enterprise Value	$32,255,981
Net Debt to Total Enterprise Value	36.6 %
Adjusted EBITDA to Interest Expense	3.5x
Total Enterprise Value to Adjusted EBITDA (2)	16.4x

Fixed vs. Floating Rate Debt


20%
80%
Fixed Rate Debt
Floating Rate Debt

Credit Rating		
	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/15/2023	12/20/2023

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.7 %
Weighted Average Maturity	6.1 Years
USD denominated	87 %

Debt Maturity Profile ($ in Millions) (3) (4)


$48
$1,102
$1,010
$1,203
$1,346
$2,034
$1,312
$2,216
$1,350
2024
2025
2026
2027
2028
2029
2030
2031
2032
Senior Secured Credit Facility
AUD Term Loan B
USD Term Loan B (2031)
Bi-Lateral Loans
A/R Securitization
Mortgage Notes Payable
Construction Loans IMDC
USD Term Loan B (2026)
Senior Unsecured Notes

(1) Net debt is calculated as current portion of long-term debt of $120.7M plus long-term debt net of current portion of $11,812.5M plus deferred financing costs of $101.5M less cash and cash equivalents of $222.8M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Discounts, Financing Leases, Notes Payable and Other.
(4) In addition to the above, the company has approximately $363M of committed asset level financing for the construction of three Data Center assets in Northern Virginia.

investors.ironmountain.com Q4 2023 Supplemental Financial Information 27

IRON MOUNTAIN
Section IX - Capital Expenditures

Quarterly Capital Expenditures

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Growth:					
Data Center	$310,230	$236,107	31.4 %	$196,860	57.6 %
Real Estate	64,862	31,312	107.1 %	66,911	(3.1)%
Innovation and Other	23,803	19,688	20.9 %	14,563	63.4 %
Total Growth Capital Expenditures	**$398,895**	**$287,107**	**38.9 %**	**$278,335**	**43.3 %**
Recurring:					
Data Center	$5,249	$5,534	(5.1)%	$7,588	(30.8)%
Real Estate	23,886	15,027	59.0 %	16,060	48.7 %
Non-Real Estate	15,781	14,300	10.4 %	12,692	24.3 %
Total Recurring Capital Expenditures	**$44,916**	**$34,861**	**28.8 %**	**$36,340**	**23.6 %**
Total Growth and Recurring Capital Expenditures	**$443,811**	**$321,968**	**37.8 %**	**$314,675**	**41.0 %**
Net Change in Prepaid and Accrued Capital Expenditures	(66,882)	39,568	n/a	(36,098)	85.3 %
Total Cash Paid for Growth and Recurring Capital Expenditures	**$376,929**	**$361,536**	**4.3 %**	**$278,577**	**35.3 %**

Full Year Capital Expenditures

	Full Year 2023	Full Year 2022	% Change
Growth:			
Data Center	$964,198	$592,875	62.6 %
Real Estate	201,036	181,285	10.9 %
Innovation and Other	81,135	45,371	78.8 %
Total Growth Capital Expenditures	**$1,246,369**	**$819,531**	**52.1 %**
Recurring:			
Data Center	$17,198	$17,008	1.1 %
Real Estate	58,465	60,354	(3.1)%
Non-Real Estate	64,743	65,134	(0.6)%
Total Recurring Capital Expenditures	**$140,406**	**$142,496**	**(1.5)%**
Total Growth and Recurring Capital Expenditures	**$1,386,775**	**$962,027**	**44.2 %**
Net Change in Prepaid and Accrued Capital Expenditures	(47,552)	(86,649)	(45.1)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$1,339,223**	**$875,378**	**53.0 %**

TTM Recurring Capex as a % of Revenue (excl. Data Center)


2.7%
2.6%
2.3%
2.3%
2.5%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

TTM Data Center Recurring CapEx as a % of Data Center Revenue


4.2%
4.0%
4.1%
4.2%
3.5%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

investors.ironmountain.com
Q4 2023 Supplemental Financial Information
28

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). SRP FLS Statement: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) Non-cash amortization related to derivative instruments; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income); (ii) depreciation on non-real estate assets; (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer relationships and other intangibles; (iv) amortization of deferred financing costs and debt discount/premium; (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases; and (vi) the impact of reconciling to normalized cash taxes; and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of Section X - Appendix and Definitions investors.ironmountain.com Q4 2023 Supplemental Financial Information 29

unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Effective Q4 2023, our AFFO definition has been updated to exclude amortization of capitalized commissions. With this change, our calculation more accurately represents our funds available to support growth, and is more comparable to our peers, including those in the data center industry. AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: The Global Records and Information Management ("Global RIM") Business segment includes several distinct offerings: Records Management, stores physical records and provides information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents ("Records Management") for customers in 60 countries around the globe. As of December 31, 2023, we stored approximately 731.5 million cubic feet of hardcopy records. Data Management, provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services and related services offerings ("Data Management"). Global Digital Solutions, develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information ("Global Digital Solutions"). Secure Shredding, includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Through a combination of shredding facilities and mobile shredding units consisting of custom built trucks, we are able to offer secure shredding services to our customers. Entertainment Services, entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets ("Entertainment Services"). Consumer Storage, provides on-demand, valet storage for consumers ("Consumer Storage") utilizing data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items. Our Fine Arts business provides technical expertise in the handling, installation and storing of art. Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing and disposition or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. In addition, ALM also offers workplace IT asset management services including storage, configuration, deployment, device support and end-of-life disposition for employee IT devices. Our ALM service focus on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and Section X - Appendix and Definitions investors.ironmountain.com Q4 2023 Supplemental Financial Information 30

improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Innovation and Other - Discretionary capital expenditures for significant new products and services as well as computer hardware and software to support new products and services or to achieve operational or cost efficiencies. Integration costs of acquisitions are also included. Recurring: Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Constant Currency: Adjusts results to normalize Fx impacts across comparable periods. Data Center Business Definitions: Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Leased % Calculation - Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. EBITDAR: Calculated as the last 12 months' earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Credit Facility Fixed Charge Coverage Ratio: Calculated as last twelve months EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, plus six times rent expenses divided by EBITDAR. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as either storage revenue or Storage NOI (as defined below) divided by the quarterly building square foot average for storage products. Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Section X - Appendix and Definitions investors.ironmountain.com Q4 2023 Supplemental Financial Information 31

Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities - Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other, calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q4 2023 Supplemental Financial Information 32